EXHIBIT 4.1
                                                                     -----------



COMMON STOCK

PAR VALUE $0.01

           [GRAPHIC OMITTED - LOGO INTERSTATE HOTELS & RESORTS, INC.]

                                      IHR                 ______________________
                                      ---                         SHARES
                                                          ______________________
                       INTERSTATE HOTELS & RESORTS, INC.  ______________________
                                                          ______________________
                                                          ______________________
                                                               CUSIP 46088S 10 6
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


              Incorporated under the laws of the State of Delaware

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY


This certifies that ____________________________________________________________


is the owner of ________________________________________________________________


           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF


INTERSTATE HOTELS & RESORTS, INC. (HEREINAFTER CALLED THE "CORPORATION"), TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE REGISTERED HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR. IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS AND ITS FACSIMILE SEAL TO BE AFFIXED HERETO.


                                                /s/ Paul W. Whetsell
                                                Chairman

                       [GRAPHIC OMITTED - CORPORATE SEAL]

Countersigned and Registered:
     EquiServe Trust Company, N.A.
                  Transfer Agent and Registrar

By      /s/ Stephen Cesso
                  Authorized Signature

                                                /s/ Christopher L. Bennett
                                                Secretary

                        INTERSTATE HOTELS & RESORTS, INC.


A FULL STATEMENT OF THE DESIGNATION AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF CAPITAL STOCK MAY BE OBTAINED FROM THE CORPORATION BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between the Corporation and the Rights Agent thereunder dated as of July 23, 1998 (the "Rights Agreement"), as amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other Rights may become null and void.

The securities represented by this certificate are subject to restrictions on ownership and transfer. This description is a summary only, and is qualified in its entirety by reference to the full transfer restrictions in the Certificate of Incorporation of the Corporation, a copy of which will be supplied free of charge at any stockholder's request. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock (specified equity securities of MeriStar Hospitality Corporation) in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, may not Beneficially Own outstanding shares of the Corporation in excess of 35% of either (i) the total combined voting power of all outstanding shares entitled to vote or (ii) the total outstanding shares of the Corporation. Any Person who attempts or proposes to, alone or in combination with other Persons, Beneficially Own shares of the Corporation that would result in a violation of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustees for the benefit of the Charitable Beneficiary. All capitalized terms not defined in this legend have the meanings-defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - _________Custodian_________
                                                      (Cust)            (Minor)

TEN ENT - as tenants by the entireties         under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right           _________________________________
         of survivorship and not as                        (State)
         tenants in common

     Additional abbreviations may also be used though not in the above list


For value received, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)


__________________________________________________________________________shares of capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint
_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________

                                Signature(s)____________________________________
                                            NOTICE: The signature(s) to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            Certificate, in every particular,
                                            without alteration or enlargement,
                                            or any change whatever.

Signature(s) Guaranteed By:

_________________________________
THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM) PURSUANT TO
S.E.C. RULE 17 Ad-15.